UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 30, 2010

____________________

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

____________________

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road PR-1, Km. 24.5 Quebrada Arenas Ward San Juan, Puerto Rico 00926
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On Friday, April 30, 2010, Eurobank (the “Bank”), the wholly-owned subsidiary and principal asset of EuroBancshares, Inc. (the “Company”), was closed by the Office of the Commissioner of Financial Institutions of Puerto Rick (“OCFI”) and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank.  On the same date, the FDIC transferred certain assets and liabilities of the Bank to Oriental Bank & Trust, San Juan, Puerto Rico.

The Company expects to commence a voluntary case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Puerto Rico.  The Company expects to file the Chapter 11 petition based on the appointment by the OCFI of the FDIC as receiver of Eurobank, the Company’s wholly-owned subsidiary, on April 30, 2010.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of Friday, April 30, 2010, the Company had approximately $20.6 million in floating rate junior subordinated deferrable interest debentures outstanding pursuant to an Indenture, dated as of December 19, 2002, by and between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee.  The debentures were issued in connection with the issuance of $20.0 million of related floating rate trust preferred securities of Eurobank Statutory Trust II due in 2032 with a liquidation amount of $1,000 per security.  The April 30, 2010 appointment of the FDIC as receiver constitutes an “Event of Default,” under the Indenture.  Under the Indentures, an Event of Default occurs if, among other things, the Company or any substantial part of its property, including the Bank, is taken into possession by a receiver.  Subject to certain notice and waiting requirements set forth in the Indenture, upon the occurrence of an Event of Default, the trustee or holders of not less than 25% in principal of the outstanding unsecured subordinated notes of the debentures may declare the entire principal, premium and any accrued unpaid interest of the debentures immediately due and payable.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2010, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s shares of common stock will be delisted from Nasdaq as a result of the events described above.  The Company does not intend to appeal Nasdaq’s decisions to delist its common stock.  Therefore, trading in the Company’s common stock will be suspended at the opening of business on May 12, 2010, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.  In addition, trading in the Company’s common stock has been halted by Nasdaq starting on Monday, May 3, 2010 and will remain so up to the suspension date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: May 3, 2010	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer